                                    EXHIBIT 4

                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, $.01 par value, of Cap Rock Energy Corporation, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 1st day of October, 2002.

                         CAP ROCK ENERGY CORPORATION SHAREHOLDERS' TRUST




                         By: /s/ ALFRED J. SCHWARTZ
                             ----------------------------
                             Name:  Alfred J. Schwartz
                             Title: Trustee

                         By: /s/ ROBERT G. HOLMAN
                             ----------------------------
                             Name: Robert G. Holman
                             Title: Trustee

                         Alfred J. Schwartz, Individually

                             /s/ ALFRED J. SCHWARTZ
                          ----------------------------
                                 Alfred J. Schwartz

                         Robert G. Holman, Individually

                             /s/ ROBERT G. HOLMAN
                          ----------------------------
                                 Robert G. Holman